Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 11, 2020, relating to the consolidated financial statements of ATI Intermediate Holdings, LLC (the “Company”), which is included in the Company’s Registration Statement on Form S-1 (No. 333-248969).

We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-248969) incorporated by reference in this Registration Statement.

/s/ BDO USA, LLP

Austin, Texas

October 14, 2020